CONFIRMING STATEMENT

	    This Statement confirms that the undersigned has authorized and designed each of Peter J. Bradford, Allan J. Marter and Roger Palmer, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4, and 5
(including any amendments
thereto) that the undersigned may be required to file with the U.S.
Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Golden Star
Resources Ltd.
The authority of each of Peter J. Bradford, Allan J. Marter and
Roger
Palmer under this Statement shall continue until the undersigned's no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Golden Star
Resources Ltd., unless
earlier revoked in writing. The undersigned acknowledges that Peter J. Bradford,
Allan J. Marter and Roger Palmer are
not assuming any of the undersigned's
responsibilities to comply with
Section 16 of the Securities Exchange Act of
1934.


									  /s/
Michael Terrell
									  -------------------
									  Michael
Terrell


									  December 22, 2005

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									  Date